                                                           Exhibit No. EX-99.a.1

                                    FORM OF

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                        GENWORTH VARIABLE INSURANCE TRUST
                           a Delaware Statutory Trust

                           (Adopted effective ______)

                                TABLE OF CONTENTS

              (b)      Liabilities Held with Respect to a Particular

  Section 1.  Determination of Net Asset Value, Net Income and

ARTICLE IX. - AMENDMENTS   33

  Section 1.  Amendments Generally............................................33

ARTICLE X. - MISCELLANEOUS 34

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        GENWORTH VARIABLE INSURANCE TRUST

     THIS  AGREEMENT  AND  DECLARATION  OF  TRUST  is  made as of the ___ day of
______, by the Trustees hereunder,  and by the holders of Shares issued or to be issued by Genworth Variable Insurance Trust (the "Trust") hereunder.

                                   WITNESSETH:

     WHEREAS,  this Trust was  formed to carry on the  business  of an  open-end management investment company as defined in the 1940 Act; and

     WHEREAS,  the Trustees have agreed to manage all property coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions of the Delaware  Statutory Trust Act, as amended,  from time to time, and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the Trustees will hold all cash, securities, and other assets that they may acquire, from time to time, in any manner as Trustees hereunder IN TRUST and will manage and dispose of the same, from time to time, upon the following terms and  conditions  for the benefit of the holders of Shares  created  hereunder as hereinafter set forth; and

     (ii)  this  Declaration  of  Trust  and the  Bylaws  shall  be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the Bylaws.

                                   ARTICLE I

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "Genworth  Variable Insurance
Trust" and the Board of Trustees  shall  conduct the business of the Trust under that name, or any other name as it may from time to time designate. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or
Class thereof.  In the event of any such change, the Trustees shall cause notice to be given to the  affected  Shareholders  within a  reasonable  time after the implementation of any such change.

     Section  2.  Offices  of the  Trust.  The  Board at any time may  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust in the State of Delaware  are as set forth in the Trust's  Certificate  of
Trust. The Trustees may,  without  Shareholder  approval,  change the registered agent and the registered office of the Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Affiliate" shall have the same meaning as "affiliated person," as such term is defined in the 1940 Act, when used with reference to a specified Person, as defined below;

     (c) "Board of  Trustees"or  "Board"  shall mean the  governing  body of the
Trust,  which is comprised  of the number of Trustees of the Trust  fixed,  from time to time,  pursuant  to Article IV hereof,  having the powers and duties set forth herein;

     (d) "Bylaws" shall mean Bylaws of the Trust,  as amended or restated,  from time to time, in accordance  with Article VIII therein;  such Bylaws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the  governance of the Trust;  and the Bylaws are  expressly  herein incorporated  by reference as part of the  "governing  instrument"  of the Trust within the meaning of the DSTA;

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on June 4, 2008 with the office of the  Secretary of State of the State of
Delaware,   as  required  under  the  Delaware  Statutory  Trust  Act,  as  such certificate shall be amended or restated, from time to time;

     (f) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

     (g) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (h) "Commission" shall have the meaning given that term in the 1940 Act;

     (i) "DGCL" shall mean the General  Corporation Law of the State of Delaware
(8 Del. C.ss.101, et seq.), as amended from time to time;

     (j) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del. C.ss. 3801, et seq), as amended, from time to time;

     (k)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust,  as amended or restated from time to time,  including  resolutions of the
Board of Trustees of the Trust that have been adopted  prior to the date of this
Declaration  of  Trust,  or  that  may  be  adopted  hereafter,   regarding  the
establishment  and  designation of Series and/or Classes of Shares of the Trust, and any amendments or modifications to such  resolutions,  as of the date of the adoption of each such resolution;

     (l) "General  Liabilities"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration of Trust;

     (m) "Interested  Person" shall have the meaning given that term in the 1940
Act;

     (n)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

     (o) "National  Financial  Emergency" shall mean, as determined by the Board in its sole discretion,  the whole or any part of any period during (i) which an emergency  exists as a result of which  disposal by the Trust of  securities  or other assets owned by the Trust is not reasonably practicable;  (ii) which it is not reasonably practicable for the Trust to determine fairly the net asset value of its assets;  or (iii) such other period as the Commission may by order permit for the protection of investors;

     (p) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization,  custodian,  nominee,  government  or any  political  subdivision, agency or instrumentality  thereof, or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;

     (q) "Principal  Underwriter"  shall have the meaning given that term in the
1940 Act;

     (r) "Series"  shall mean each Series of Shares  established  and designated under and in accordance with the provisions of Article III hereof;

     (s) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial  interest in the Trust have been or shall be divided,  from time to time, and shall include fractional and whole shares;

     (t)  "Shareholder"  shall mean a record  owner of Shares  pursuant  to this
Declaration of Trust and the Bylaws;

     (u) "Trust"  shall mean Genworth  Variable  Insurance  Trust,  the Delaware statutory  trust  formed  by this  Declaration  of Trust  and by  filing  of the
Certificate  of Trust with the office of the  Secretary of State of the State of
Delaware;

     (v) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust, or one or more of any Series thereof, including,  without limitation, the rights referenced in Article X, Section 5 hereof; and

     (w)  "Trustee"  or  "Trustees"  shall  mean  each  Person  who  signs  this
Declaration  of Trust as a trustee and all other Persons who, from time to time, may be duly  elected  or  appointed,  qualified,  and  serving  on the  Board of
Trustees in accordance  with the  provisions  hereof and the Bylaws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the Bylaws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons'  capacity as a Trustee or
Trustees hereunder and under the Bylaws.

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate, and carry on the business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights,  and privileges  granted to, or conferred upon, a statutory trust formed under the DSTA, including, without limitation, the following powers:

     (a) To hold, invest,  and reinvest its funds, and in connection  therewith, to make any changes in the  investment of the assets of the Trust,  to hold part or all of its funds in cash, to hold cash  uninvested,  to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend, or otherwise deal in or dispose of contracts for the future  acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including,  without limitation, all types of bonds, debentures,  stocks, shares, units of beneficial  interest,  preferred  stocks,  negotiable or non-negotiable instruments,  obligations,  evidences of indebtedness, money market instruments, certificates of deposit or indebtedness,  bills,  notes,  mortgages,  commercial paper,  repurchase  or  reverse  repurchase  agreements,  bankers'  acceptances, finance  paper,  and any  options,  certificates,  receipts,  warrants,  futures contracts,  or other instruments  representing rights to receive,  purchase,  or subscribe  for the same,  or  evidencing  or  representing  any other  rights or interests  therein or in any  property or assets,  and other  securities  of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions
of  the  United  States  and  the  District  of  Columbia,   and  any  political
subdivision,  agency, or instrumentality  thereof, any foreign government or any political  subdivision of the U.S. Government or any foreign government,  or any international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

     (b) To exercise any and all rights,  powers,  and privileges with reference to or incident to  ownership  or  interest,  use,  and  enjoyment of any of such securities  and other  instruments  or property  of every kind and  description, including, but without limitation, the right, power, and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge, or write options with respect to or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title,  interest,  powers, or  privileges  under or with  reference  to any of such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the preservation,  protection,  improvement, and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise powers and right of subscription or otherwise that arise in any manner out of ownership of securities and/or other property;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer, unregistered, or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or  otherwise,  or to authorize the  custodian or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation,  or merger of any  corporation or issuer of any security which is held in the Trust; to consent to any contract,  lease,  mortgage,  purchase,  or
sale  of  property  by  such  corporation  or  issuer;   and  to  pay  calls  or
subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee, or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee,  depositary,  or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation  of such  committee,  depositary,  or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in controversy,  including,  but not limited to, claims for taxes;

     (j) To enter into joint ventures, general or limited partnerships,  and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship;  or otherwise assume liability for payment thereof;

     (l) To purchase  and pay for such  insurance  as the Board of Trustees  may deem  necessary or appropriate  for the conduct of the business  entirely out of
Trust Property,  including, without limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares, holding, being, or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent permitted by this  Declaration of Trust,  the Bylaws,  and by applicable law;

     (m) To  adopt,  establish,  and carry out  pension,  profit-sharing,  share bonus, share purchase,  savings,  thrift, and other retirement,  incentive,  and benefit plans, trusts and provisions, including the purchasing of life insurance and  annuity  contracts  as a means  of  providing  such  retirement  and  other benefits, for any or all of the Trustees, officers, employees, and agents of the
Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge, or otherwise deal with,  dispose of, use, exercise, or enjoy property of all kinds;

     (o) To buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent,  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to build,  erect,  construct,  alter,  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make, and perform  contracts and  undertakings of every kind for any lawful purpose, without limit as to amount;

     (r) To issue, purchase, sell and transfer, reacquire, hold, trade, and deal in stocks,  shares, bonds,  debentures,  and other securities,  instruments,  or other  property of the Trust,  from time to time, to such extent as the Board of
Trustees shall determine,  consistent with the provisions of this Declaration of
Trust;  and to reacquire and redeem,  from time to time,  its Shares or, if any, its bonds, debentures, and other securities;

     (s) To engage in and to prosecute, defend, compromise,  abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings,  disputes, claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims,  or expenses  incurred in  connection  therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate  committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim, or demand, derivative or otherwise,  brought by any
Person, including a Shareholder in the Shareholder's own name or the name of the
Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust;

     (t)  To  exercise  and  enjoy,   in  Delaware  and  in  any  other  states,
territories,   districts,  and  United  States  dependencies,   and  in  foreign
countries,  all of  the  foregoing  powers,  rights,  and  privileges,  and  the enumeration  of the foregoing  powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred; and

     (u) In  general,  to carry on any  other  business  in  connection  with or incidental to its trust  purposes,  to do  everything  necessary,  suitable,  or proper for the  accomplishment  of such  purposes or for the  attainment  of any object or the furtherance of any power  hereinbefore set forth,  either alone or in  association  with others,  and to do every other act or thing  incidental or appurtenant  to, or growing out of or connected  with, its business or purposes, objects, or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses each shall be construed as purposes,  objects,  and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes, objects, and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to and not in  limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                   ARTICLE III

                                     SHARES

     Section 1. Division of Beneficial Interest.

     (a) The beneficial interest in the Trust shall be divided into Shares, each
Share without a par value.  The number of Shares in the Trust  authorized  under this Declaration of Trust and authorized hereunder, and of each Series and Class as may be  established,  from time to time, is unlimited.  The Board of Trustees may authorize  the division of Shares into  separate  Classes of Shares and into separate  and  distinct  Series of Shares and the  division  of any Series  into separate  Classes of Shares in accordance with the 1940 Act. As of the effective date of this  Declaration  of  Trust,  any  new  Series  and  Classes  shall  be established  and  designated  pursuant to Article III,  Section 6 hereof.  If no separate Series or Classes of Series shall be established, the Shares shall have the rights, powers, and duties provided for herein and in Article III, Section 6 hereof to the extent  relevant and not  otherwise  provided for herein,  and all references to Series and Classes shall be construed (as the context may require)
to refer to the Trust.

     (i)  The fact  that  the  Trust  shall  have  one or more  established  and designated  Classes of the Trust shall not limit the  authority of the
          Board of Trustees to establish and designate additional Classes of the
          Trust.  The fact that one or more Classes of the Trust shall have been
          established    initially   and   designated   without   any   specific
          establishment or designation of a Series (i.e., that all Shares of the
          Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later  establish and designate a
          Series and  establish  and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

     (ii) The fact that a Series  shall  have  initially  been  established  and designated  without  any  specific  establishment  or  designation  of
          Classes  (i.e.,  that all  Shares of such  Series are  initially  of a single  Class) shall not limit the  authority of the Board of Trustees to establish and designate  separate Classes of said Series.  The fact that a Series  shall  have more than one  established  and  designated
          Class  shall not  limit the  authority  of the  Board of  Trustees  to establish and designate additional Classes of said Series.

     (b) The Board of  Trustees  shall  have the power to issue  authorized  but unissued  Shares of  beneficial  interest of the Trust,  or any Series and Class thereof,  from time to time,  for such  consideration  paid  wholly or partly in cash, securities, or other property, as may be determined, from time to time, by the Board of Trustees,  subject to any  requirements  or limitations of the 1940
Act.  The Board of  Trustees,  on behalf of the Trust,  may  acquire and hold as treasury shares,  reissue for such  consideration and on such terms as the Board of Trustees may determine, or cancel, at its discretion,  from time to time, any
Shares reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares of beneficial interest, or any Shares of beneficial interest of the Trust or any Series or Class thereof,  which were  previously  issued and are  reacquired,  into one or more Series or Classes that may be established and designated,  from time to time. Notwithstanding the foregoing, the Trust and any
Series thereof may acquire,  hold,  sell, and otherwise deal in, for purposes of investment or  otherwise,  the Shares of any other Series of the Trust or Shares of the Trust,  and such Shares shall not be deemed treasury shares or cancelled.
Shares held in the treasury  shall not confer any voting  rights on the Trustees and shall not be entitled to any dividends or other distributions  declared with respect to the Shares.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the  holder to voting  rights as  provided  in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized  but unissued  Shares or other  securities  issued by the
Trust or any  Series  thereof.  The Board of  Trustees,  from time to time,  may divide or combine the Shares of the Trust,  or any  particular  Series  thereof, into a  greater  or  lesser  number  of  Shares  of the  Trust  or that  Series, respectively.  Such  division or  combination  shall not  materially  change the proportionate beneficial interests of the holders of Shares of the Trust or that
Series,  as the case may be, in the Trust  Property at the time of such division or  combination  that is held with respect to the Trust or that  Series,  as the case may be.

     (d) Any Trustee, officer, or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold,  and dispose of Shares of  beneficial  interest in the Trust or any Series and Class thereof,  whether such Shares are authorized but unissued,  or already outstanding,  to the same extent as if such Person were not a Trustee,  officer, or other agent of the Trust;  and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization,  subject to the limitations,  restrictions, or other provisions applicable to the sale or purchase of such Shares herein, in the Bylaws and in the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust,  and each Series and each Class thereof,  which has been  established and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine,  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as the Board of Trustees considers  appropriate for the issuance of
Share  certificates,  the  transfer of Shares of the Trust,  and each Series and
Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive  as to who are the  Shareholders  of the Trust,  and each  Series and
Class thereof,  and as to the number of Shares of the Trust, and each Series and
Class thereof, held, from time to time, by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may authorize, from time to time. Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees may, in its sole discretion,  permit the Principal Underwriter or the  selling  broker and dealer to impose a sales  charge upon any such sale.
Every  Shareholder  by virtue of having become a Shareholder  shall be deemed to have expressly assented and agreed to the terms of this Declaration of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the Bylaws,  and under  applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased,  incapacitated,  dissolved, terminated, or bankrupt Shareholder to an accounting or to take any action in court or elsewhere  against the Trust, the Trustees,  or any such Series, but entitles such  representative only to the rights of said  deceased,  incapacitated,  dissolved,  terminated,  or  bankrupt
Shareholder  under this  Declaration of Trust,  the Bylaws and  applicable  law.
Neither the Trust nor the Trustees,  nor any officer,  employee, or agent of the
Trust,  shall have any power to bind personally any  Shareholder  nor, except as specifically  provided  herein,  to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder personally,  at any time may agree to pay at any time. Each Share, when issued on the terms determined by the
Board of  Trustees,  shall be fully paid and  nonassessable.  As provided in the
DSTA,  Shareholders  shall  be  entitled  to the  same  limitation  of  personal liability as that extended to  stockholders of a private  corporation  organized for profit under the DGCL.

     Section 5. Tax Status; Partnership Provisions.

     (a) Power to Make Tax Status Election. The Board of Trustees shall have the power, in its discretion, to make an initial entity classification election, and to change any such entity  classification  election, of the Trust and any Series for U.S.  federal  income tax purposes as may be permitted or required under the
Code,  without the vote or consent of any Shareholder.  In furtherance  thereof, the Board of Trustees,  or an appropriate  officer as determined by the Board of
Trustees,  is  authorized  (but not  required)  to make and sign any such entity classification  election  on  Form  8832,  Entity  Classification  Election  (or
successor form thereto),  on behalf of the Trust or any Series, sign the consent statement  contained therein on behalf of all of the Shareholders  thereof,  and file the same with the U.S. Internal Revenue Service.

     (b) Series  Established as a Partnership.  In accordance  with Section 5(a)
and  Section  6 of  this  Article  III,  the  resolution,  as  may  be  amended, establishing  or changing the  classification  of a Series as a Partnership  for
U.S.  federal  income  tax  purposes  may  provide,  among  other  things,  that notwithstanding  anything in the  Declaration  of Trust to the contrary (i) Book
Capital Accounts (as defined in any resolution establishing and designating such
Series) are to be determined and  maintained for each  Shareholder in accordance with  Section  704(b) of the  Internal  Revenue  Code of 1986,  as amended  (the
"Code") (and any  successor  provision  thereto)  and the  Treasury  Regulations promulgated thereunder;  (ii) upon liquidation of a Series (or any Shareholder's interest therein),  liquidating  distributions  shall be made in accordance with the positive Book Capital Account  balances of the  Shareholders;  and, (iii) if any Shareholder in such Series has a deficit balance in his Book Capital Account following the  liquidation  of his interest in the Series,  such  Shareholder is unconditionally  required to restore the amount of such  deficit  balance to the
Series,  or in lieu thereof,  the resolution  establishing  the Series contain a
"qualified  income  offset" within the meaning of Treasury  Regulations  Section
1.704-1(b)(2)(ii)(d).

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted by the DSTA,  for rights,  powers,  and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the
different  Series  and  Classes),   otherwise  than  as  provided  herein.  Such
resolution may establish such Series or Classes  directly in such  resolution or by reference to, or approval of, another document that sets forth such Series or
Classes,  including without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  Any such resolution may be amended by a  further  resolution  of a  majority  of  the  Board  of  Trustees,  and if
Shareholder approval would be required to make such an amendment to the language set forth in this  Declaration of Trust,  such further  resolution shall require the same Shareholder  approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust.  Each such resolution shall be  incorporated  herein by reference upon adoption and shall have the status of an amendment to this Declaration of Trust.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series,  or any other Class,  and separate and distinct records on the books of the Trust for the Class  shall be  maintained  for this  purpose.  Subject to
Article II hereof,  each such Series  shall  operate as a separate  and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6 shall have the following rights,  powers, and duties,  unless  otherwise  provided to the extent permitted by the DSTA, in the resolution establishing and designating such Series or Class:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and proceeds  thereof,  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange,  or liquidation of such assets, and any funds or payments derived from any  reinvestment  of such  proceeds,  in whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income,
earnings,   profits,  and  proceeds  thereof,   from  whatever  source  derived,
including,  without limitation, any proceeds derived from the sale, exchange, or liquidation  of  such  assets,  and any  funds  or  payments  derived  from  any reinvestment  of such  proceeds,  in  whatever  form the same may be, are herein referred  to as "assets  held with  respect to" that  Series.  In the event that there are any assets, income, earnings,  profits and proceeds thereof, funds, or payments which are not readily  identifiable  as assets held with respect to any particular Series (collectively  "General Assets"), the Board of Trustees, or an
appropriate officer as determined by the Board of Trustees,  shall allocate such
General  Assets  to,  between,  or among  any one or more of the  Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and  equitable,  and any General Asset so allocated to a particular  Series shall be held with respect to that Series.  Each such allocation by or under the direction  of the Board of Trustees  shall be  conclusive  and binding  upon the
Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities, debts, obligations, costs, charges, reserves, and expenses of the Trust  incurred,  contracted  for, or otherwise  existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves, and expenses  incurred,  contracted  for, or  otherwise  existing  with respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations, costs, charges, reserves, and expenses  of the Trust that are not  identifiable  readily as being  liabilities held with respect to any particular Series (collectively  "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges, reserves, and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively to the assets of that particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants,  and  contract  providers,  each  creditor,  claimant,  and  contract provider  shall  be  deemed  nevertheless  to  have  agreed  impliedly  to  such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities, obligations, and expenses  incurred,  contracted  for, or  otherwise  existing  with respect to a particular  Series,  whether such Series is now authorized  and existing,  or is hereafter authorized and existing,  pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust  generally,  and none of the debts,  liabilities,  obligations,  and expenses  incurred,  contracted  for, or otherwise  existing  with  respect to the Trust  generally  or any other  Series thereof  shall be  enforceable  against  the  assets  held with  respect to such
Series.  Notice of this  limitation on liabilities  between and among Series has been set forth in the  Certificate of Trust filed in the office of the Secretary of State of the State of Delaware  pursuant to the DSTA,  and having  given such notice in the Certificate of Trust, the statutory  provisions of Section 3804 of the DSTA relating to limitations  on  liabilities  between and among Series (and the  statutory  effect under  Section  3804 of setting  forth such notice in the
Certificate of Trust) are applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs, charges,  reserves, and expenses related to the  distribution  of and other  identified  expenses  that  properly should or may be allocated to the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses  solely by a particular
Class of Shares may be reflected  appropriately  (in a manner  determined by the
Board of Trustees) and may affect the net asset value  attributable  to, and the dividend,  redemption, and liquidation rights of, such Class. Each allocation of liabilities,  debts, obligations,  costs, charges,  reserves, and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions,  and Redemptions.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend or  distribution,  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  redemption  of,  the  Shares of any Series or Class of such  Series shall be effected  by the Trust other than from the assets held with  respect to such Series nor,  except as  specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital,  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.  In addition,  the Board of Trustees may delegate to a  committee  of the  Board of  Trustees  or an  officer  of the  Trust,  the authority  to fix the amount and other terms of any  dividend  or  distribution, including  without  limitation,  the  power to fix the  declaration  date of the dividend or distribution.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote in the  aggregate  without  differentiation  between the Shares of the  separate
Series, if any, or separate  Classes,  if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately, shall be entitled to vote on the matter;  (ii) with respect to any matter that affects only the  interests of some but not all  Classes,  then only the  Shares of such  affected  Classes, voting  separately,  shall  be  entitled  to  vote  on  the  matter;  and  (iii)
notwithstanding  the foregoing,  with respect to any matter as to which the 1940
Act or other  applicable  law or  regulation  requires  voting,  by Series or by
Class,  then the  Shares of the Trust  shall vote as  prescribed  in such law or regulation.

     (e) Equality. Each Share of the Trust shall be equal to each other Share of the Trust (subject to the rights and preferences with respect to separate Series or Classes of the Trust or of such Series).  Each Share of any particular Series shall be equal to each other  Share of such  Series  (subject  to the rights and preferences with respect to separate Classes of such Series).

     (f)  Fractions.  A  fractional  Share of the Trust or a Series  shall carry proportionately  all the rights and obligations of a whole Share of the Trust or such  Series,  including,  but not  limited to,  rights with  respect to voting, receipt of dividends and distributions, redemption of Shares, and dissolution of the Trust or such Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series or Classes.

     (i)  The Board of Trustees shall have the authority,  without the approval, vote, or consent of the  Shareholders of any Series,  unless otherwise required by applicable law, to combine the assets and liabilities held with  respect to any two or more Series  into  assets and  liabilities held with respect to a single Series,  provided that,  upon completion of such combination of Series, the interest of each Shareholder in the combined  assets and  liabilities  held with  respect to the  combined
          Series  shall  equal  the  interest  of each such  Shareholder  in the aggregate  of the  assets  and  liabilities  held with  respect to the
          Series that were combined.

     (ii) The Board of Trustees shall have the authority,  without the approval, vote, or consent of the  Shareholders  of any Series or Class,  unless otherwise required by applicable law, to combine,  merge, or otherwise consolidate  the  Shares of two or more  Classes of Shares of a Series with and/or into a single  Class of Shares of such  Series,  with such designation,  preference,  conversion, or other rights, voting powers, restrictions,  limitations as to dividends,  qualifications, terms and conditions of redemption,  and other  characteristics  as the Trustees may  determine;  provided,  however,  that the Trustees  shall provide written notice to the affected Shareholders of any such transaction.

     (iii) The  transactions  in (i) and  (ii)  above  may be  effected  through share-for-share exchanges,  transfers, or sales of assets, Shareholder in-kind  redemptions  and  purchases,  exchange  offers,  or any other method approved by the Trustees.

     (i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 1 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the  affairs  of such  Series in  accordance  with  Article  VIII,
Section 1 hereof,  and  thereafter  rescind the  establishment  and  designation thereof.  The Board of Trustees shall terminate any particular Class and rescind the  establishment and designation  thereof:  (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class,  provided a quorum of
Shareholders of such Class is present,  or by action of the Shareholders of such
Class by written consent without a meeting  pursuant to Article V, Section 3; or
(ii) at the  discretion  of the Board of Trustees,  either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the
Shareholders of such Class;  provided,  however, that upon the rescission of the establishment  and  designation  of any particular  Series,  every Class of such
Series  thereby  shall  be  terminated  and its  establishment  and  designation rescinded.  Each  resolution  of the Board of Trustees  pursuant to this Section
6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No Shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the acts,  obligations,  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held  personally  liable for any  obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or in the case of a natural  Person,  his or her heirs, executors,  administrators, or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including,  without  limitation,  attorneys' fees arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares,  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article IV,
Section 5 hereof.

                                   ARTICLE IV

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

     (a) The initial  Board of Trustees is comprised  of the  Trustees  entering into  this  Declaration  of Trust on the date of the  initial  adoption  of this
Declaration  of Trust,  who shall hold office  until the initial  Shareholder(s)
elect(s)  a Board  of  Trustees  comprised  of  Trustees  that  hold  office  in accordance with paragraph (c) of this Section 1. Each Trustee shall execute this
Declaration  of  Trust  or a  counterpart  to  this  Declaration  of  Trust.  In accordance  with Section 3801 of the DSTA,  each Trustee  shall become a Trustee and be bound by this  Declaration of Trust and the Bylaws when such Person signs this  Declaration  of Trust as a Trustee  and/or is duly  elected or  appointed, qualified,  and  serving  on the  Board  of  Trustees  in  accordance  with  the provisions  hereof and the Bylaws,  so long as such  signatory  or other  Person continues in office in accordance with the terms hereof.

     (b) The number of Trustees  constituting the entire Board of Trustees shall initially be equal to the number of Persons signing this Declaration of Trust as of the date of the initial  adoption of this Declaration of Trust written above, and,  thereafter,  may be fixed, from time to time, by the vote of a majority of the then Board of Trustees; provided, however, that the number of Trustees shall in no event be less  than one (1) nor more  than  fifteen  (15).  The  number of
Trustees  shall not be reduced so as to shorten the term of any Trustee  then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's earlier death,  resignation,  removal,  retirement,  or inability otherwise to serve, or if sooner than any of such events, until the next meeting of  Shareholders  called for the  purpose  of  electing  Trustees  or consent of
Shareholders  in lieu  thereof  for the  election  of  Trustees,  and  until the election and qualification of his or her successor.

     (d) Any  Trustee  may be removed,  with or without  cause,  by the Board of
Trustees by action of a majority of the Trustees  then in office,  or by vote of the Shareholders at any meeting called for that purpose.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to the secretary of the Trust or to the Board of Trustees.  Such  resignation  shall be effective upon receipt, unless specified to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the Bylaws,  shall have full  authority  and  absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power,  and control to do all acts and things as the Board of  Trustees,  in its sole  discretion,  shall deem proper to  accomplish  the purposes of this Trust.
Without limiting the foregoing, the Board of Trustees,  subject to the requisite vote for such actions as set forth in this  Declaration of Trust and the Bylaws, may: (i) adopt Bylaws not  inconsistent  with applicable law or this Declaration of Trust;  (ii)  amend,  restate,  and  repeal  such  Bylaws,  subject to and in accordance  with the provisions of such Bylaws;  (iii) remove  Trustees and fill vacancies on the Board of Trustees in accordance with this  Declaration of Trust and the Bylaws;  (iv) elect and remove such  officers and appoint and  terminate such agents as the Board of Trustees considers  appropriate,  in accordance with this  Declaration  of Trust and the Bylaws;  (v)  establish and terminate one or more  committees  of the Board of Trustees  pursuant  to the Bylaws;  (vi) place
Trust  Property  in  custody  as  required  by the 1940 Act,  employ one or more custodians  of the Trust  Property,  and  authorize  such  custodians  to employ subcustodians  and to  place  all or any  part of  such  Trust  Property  with a custodian or a custodial  system meeting the requirements of the 1940 Act; (vii)
retain a transfer agent, dividend disbursing agent, shareholder servicing agent, or  administrative  services agent, or any number thereof,  or any other service provider, as deemed appropriate; (vii) provide for the issuance and distribution of Shares or other securities or financial  instruments  directly or through one or more Principal Underwriters or otherwise;  (ix) retain one or more Investment
Adviser(s);  (x) reacquire and redeem Shares on behalf of the Trust and transfer
Shares pursuant to applicable  law; (xi) set record dates for the  determination of  Shareholders  with  respect to various  matters  in the manner  provided  in
Article  V,  Section 4 of this  Declaration  of  Trust;  (xii)  declare  and pay
dividends  and   distributions  to  Shareholders  from  the  Trust  Property  in accordance  with this  Declaration  of Trust and the Bylaws;  (xiii)  establish, designate,  and  redesignate  any  Series  or Class  of the  Trust or Class of a
Series,  from time to time,  in accordance  with the  provisions of Article III,
Section 6 hereof;  (xiv) hire  personnel as staff for the Board of Trustees,  or for those Trustees who are not Interested  Persons of the Trust,  the Investment
Adviser,  or the Principal  Underwriter,  set the compensation to be paid by the
Trust to such personnel,  exercise exclusive supervision of such personnel,  and remove one or more of such personnel at the discretion of the Board of Trustees;
(xv) retain special counsel, other experts,  and/or consultants for the Board of
Trustees,  for those Trustees who are not Interested  Persons of the Trust,  the
Investment Adviser, or the Principal Underwriter,  and/or for one or more of the committees  of the Board of  Trustees,  set the  compensation  to be paid by the
Trust to such special counsel, other experts, and/or consultants, and remove one or more of such  special  counsel,  other  experts,  and/or  consultants  at the discretion  of the Board of  Trustees;  (xvi) engage in and  prosecute,  defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims, or expenses incurred in connection  therewith,  including  those of litigation,  and such power shall include,  without  limitation,  the  power  of  the  Board  of  Trustees  or any appropriate  committee  thereof,  in the  exercise  of its good  faith  business judgment, to dismiss any action, suit,  proceeding,  dispute,  claim, or demand, derivative or otherwise,  brought by any person,  including a Shareholder in its own name or in the name of the  Trust,  whether  or not the  Trust or any of the
Trustees  may be named  individually  therein or the  subject  matter  arises by reason of  business  for or on  behalf  of the  Trust;  and  (xvii) in  general, delegate  such  authority  as the Board of Trustees  considers  desirable to any
Trustee or officer of the Trust,  to any committee of the Trust, to any agent or employee of the Trust,  or to any custodian,  transfer,  dividend  disbursing or shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration of Trust and the Bylaws. Any determination as to what is in the best interests of the Trust or any Series or Class thereof and its Shareholders  made by the Board of Trustees in good faith shall be  conclusive.  In construing  the provisions of this Declaration of Trust, the presumption  shall be in favor of a grant of power to the Board of Trustees.

     The  Trustees  shall be subject to the same  fiduciary  duties to which the directors  of a  Delaware  corporation  would be  subject  if the  Trust  were a
Delaware  corporation,  the  Shareholders  were  shareholders  of such  Delaware corporation  and the Trustees were directors of such Delaware  corporation,  and such modified  duties shall  replace any fiduciary  duties to which the Trustees would  otherwise be subject.  Without  limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated  under the doctrine commonly  referred to as the "business  judgment rule," as defined and developed under  Delaware  law, to the same extent that the same  actions or  omissions of directors of a Delaware  corporation in an  substantially  similar  circumstance would be evaluated  under such  doctrine.  Notwithstanding  the  foregoing,  the provisions of this Declaration of Trust and the Bylaws,  to the extent that they restrict or eliminate the duties  (including  fiduciary  duties) and liabilities relating thereto of a Trustee otherwise  applicable under the foregoing standard or otherwise  existing at law or in equity,  are agreed by each  Shareholder and the Trust to replace such other duties and liabilities of such Trustee.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners, or employees of the Trustees, if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees or any Affiliate,  shareholder, officer, director, partner, or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein,  may engage in, serve as a director,  trustee or officer of, or possess an  interest  in, any  business  or  venture  other than the Trust or any Series thereof, of any nature and description, independently or with or for the account of others,  without such  activities or ownership being deemed to be a violation of a duty of loyalty.  None of the Trust, any Series thereof, or any Shareholder shall have the right to  participate  or share in such other business or venture or any profit or compensation derived therefrom.

     (c) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the Bylaws,  and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present  shall be the act of the Board of Trustees. Trustees may not vote by proxy.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate  the  same to,  between,  or among  such one or more of the  Series  or
Classes that may be established or designated pursuant to Article III, Section 6 hereof,  as such officer deems fair, all expenses,  fees,  charges,  taxes,  and liabilities  incurred  by or  arising  in  connection  with the  maintenance  or operation of the Trust or a particular Series or Class thereof, or in connection with the  management  thereof,  including,  but not  limited  to, the  Trustees'
compensation and such expenses, fees, charges, taxes, and liabilities associated with the services of the Trust's  officers,  employees,  Investment  Adviser(s),
Principal Underwriter,  auditors,  counsel,  custodian,  subcustodian,  transfer agent,  dividend disbursing agent,  shareholder  servicing agent, and such other agents or  independent  contractors,  and such other  expenses,  fees,  charges, taxes,  and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay directly,  in advance or arrears, an amount fixed, from time to time, by the
Board of  Trustees  or an  officer  of the  Trust  for  charges  of the  Trust's custodian or transfer,  dividend disbursing,  shareholder servicing,  or similar agent that are not customarily  charged  generally to the Trust, a Series,  or a
Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively, including, without limitation, by setting off such amount due from such  Shareholder  from the amount of (i)  declared but unpaid dividends or distributions  owed such Shareholder,  or (ii) proceeds from the redemption by the Trust of Shares from such Shareholder  pursuant to Article
VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the Bylaws, and the 1940 Act, the
Board of Trustees, at any time and from time to time, may contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series thereof with any  corporation,  trust,  association,  or other organization,  including any Affiliate,  and any such contract may contain such other  terms as the Board of Trustees  may  determine,  including,  without limitation, delegation of authority to the Investment Adviser to determine, from time to time,  without  prior  consultation  with the  Board of  Trustees,  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion if any of the Trust Property shall be held uninvested,  and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may be delegated specifically to such party.

     (b) The Board of  Trustees  also,  at any time and from  time to time,  may contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent, distributor, or Principal Underwriter for the Shares of the Trust or one or more of the Series or Classes thereof,  or for other  securities  or financial  instruments  to be issued by the Trust,  or appointing  it or  them  to  act  as  the  administrator,  fund  accountant,  or accounting agent,  custodian,  transfer agent, dividend disbursing agent, and/or shareholder  servicing  agent  for the  Trust  or one or more of the  Series  or
Classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services  to the  Trust  or one or more of its  Series  as the  Board  of
Trustees  determines to be in the best interests of the Trust, such Series,  and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of  the  contracts  provided  for in  this  Article  IV,  Section  7,  or disqualify  any  Shareholder,  Trustee,  employee,  or officer of the Trust from voting upon or executing the same, or create any liability or  accountability to
the  Trust,  any  Series  thereof,  or  the  Shareholders,   provided  that  the
establishment  and  performance of each such contract is  permissible  under the
1940 Act, and provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the  fact  that  any  of the  Shareholders,  Trustees,  employees,  or officers of the Trust is a shareholder,  director,  officer,  partner,
          trustee,  employee,   manager,  Adviser,  placement  agent,  Principal
          Underwriter,  distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate  of any Person,  with which any type of service  contract  provided for in this Article IV, Section 7 may have been or may be made hereafter,  or that any such Person, or any parent or  Affiliate  thereof,  is a  Shareholder  or has an  interest in the
          Trust, or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section 7 may have been or may be made hereafter also has such a service contract with one or more other
          Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the Bylaws,  the 1940 Act, other applicable law, and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6  hereof,  the  Shareholders  shall  have the  power  to vote  only (i) for the election of Trustees  and the filling of any  vacancies on the Board of Trustees as set forth  herein and in the Bylaws;  (ii) for the removal of Trustees as set forth  herein;  (iii) on the  matters  set forth in Article  VIII  hereof to the extent set forth therein;  (iv) on the amendment of this Declaration of Trust to the extent set forth in Article IX hereof; (v) on the amendment of the Bylaws to the extent  set forth in Article  VIII of the  Bylaws;  (vi) on such  additional matters as may be required by this  Declaration of Trust,  the Bylaws,  the 1940
Act, other  applicable  law, and any  registration  statement of the Trust filed with the Commission,  the registration of which is effective;  and (vii) on such other  matters as the Board of Trustees  may consider  necessary  or  desirable.
Subject to Article III hereof, each Shareholder of record (as of the record date established  pursuant  to Section 4 of this  Article V) shall be entitled to one vote for each full Share and a fractional vote for each fractional Share held by such Shareholder. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) Forty percent  (40%) of the  outstanding  Shares  entitled to vote at a
Shareholders'  meeting,  which are  present in person or  represented  by proxy, shall  constitute a quorum at the  Shareholders'  meeting,  except when a larger quorum is required by this Declaration of Trust, the Bylaws,  applicable law, or the  requirements  of any  securities  exchange  on which  Shares are listed for trading,  in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required,  forty percent (40%)
of the  outstanding  Shares of each such  Series or Class  entitled to vote at a
Shareholders'  meeting of such  Series or Class,  which are present in person or represented by proxy, shall constitute a quorum at the Shareholders'  meeting of such  Series  or  Class,  except  when a  larger  quorum  is  required  by  this
Declaration of Trust,  the Bylaws,  applicable  law, or the  requirements of any securities  exchange  on which  Shares of such  Series or Class are  listed  for trading, in which case such quorum shall comply with such requirements.

     (b) Subject to the provisions of Article III,  Section 6(d),  when a quorum is  present at any  meeting,  a  majority  of the votes  cast  shall  decide any questions  and a plurality  shall elect a Trustee,  except when a larger vote is required  by any  provision  of this  Declaration  of Trust or the  Bylaws or by applicable law.  Pursuant to Article III, Section 6(d) hereof,  where a separate vote by Series and, if applicable by Class, is required,  the preceding sentence shall apply to such separate votes by Series and Classes.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting;  abstentions and broker non-votes will not be treated as votes cast at such meeting.  Abstentions and broker  non-votes,  therefore,  (i)
will be included for purposes of  determining  whether a quorum is present;  and
(ii) will have no effect on proposals that require a plurality or any percentage of votes  cast for  approval;  but  (iii)  will  have the same  effect as a vote
"against" on proposals  requiring an  affirmative  vote of any percentage of the outstanding voting securities of the Trust for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting and  without  prior  notice if a consent or consents in writing  setting forth the action so taken is or are signed by the  holders of a majority  of the
Shares entitled to vote on such action (or such different  proportion thereof as shall be required by law, the  Declaration of Trust,  or the Bylaws for approval of such action) and is or are received by the secretary of the Trust either: (i)
by the date set by resolution of the Board of Trustees for the shareholder  vote on such action;  or (ii) if no date is set by  resolution  of the Board,  within thirty  (30) days  after  the  record  date for such  action  as  determined  by reference to Article V, Section  4(b) hereof.  The written  consent for any such action  may be  executed  in one or more  counterparts,  each of which  shall be deemed an original, and all of which, when taken together,  shall constitute one and the same instrument.  A consent  transmitted by electronic  transmission (as defined in the DSTA) by a  Shareholder  or by a Person or Persons  authorized to act for a  Shareholder  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder that has given a written consent or the Shareholder's proxyholder or a personal representative of the  Shareholder  or its  respective  proxyholder  may revoke  the  consent by a writing  received by the secretary of the Trust either:  (i) before the date set by resolution of the Board of Trustees for the shareholder  vote on such action;
or (ii) if no date is set by  resolution  of the Board,  within thirty (30) days after the record date for such action as  determined  by reference to Article V,
Section 4(b) hereof.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders  entitled to notice of and to vote at any meeting of  Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  A determination  of Shareholders of record  entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any adjournment of the meeting;  provided,  however,  that the Board of
Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the  date  set for  the  original  meeting.  For  purposes  of  determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than thirty (30) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

     (i)  the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be at the close of business on the day next  preceding  the day on which  notice is  given,  or if notice is waived,  at the close of business on the day next  preceding the day on which the meeting is held; and/or

     (ii) the record date for determining  Shareholders  entitled to vote on any action by  consent in writing  without a meeting of  Shareholders  (A)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (B) when prior action of the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or Class  thereof who are entitled to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof
(other than in connection with a dissolution of the Trust or a Series, a merger, consolidation,  conversion,  reorganization,  or any other transactions, in each case that is governed by Article VIII of the Declaration of Trust), the Board of
Trustees may:

     (i)  from time to time,  fix a record  date,  which  record  date shall not precede the date upon which the  resolution  fixing the record date is adopted,  and which record date shall not be more than sixty (60) days before the date for the  payment of such  dividend  and/or  such other distribution;

     (ii) adopt  standing  resolutions  fixing record dates and related  payment dates at periodic  intervals  of any  duration for the payment of such dividend and/or such other distribution; and/or

     (iii) delegate  to an  appropriate  officer  or  officers  of the Trust the determination  of such  periodic  record  and/or  payments  dates with respect to such dividend and/or such other distribution.

     Nothing in this  Section  shall be  construed  as  precluding  the Board of
Trustees from setting different record dates for different Series or Classes.

     Section 5. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes, meetings, and related matters.

                                   ARTICLE VI

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income, and Distributions.

     (a) Subject to Article III, Section 6 hereof and any applicable requirement or  limitations  of the 1940 Act, the Board of Trustees  shall have the power to determine,  from time to time,  the offering  price for  authorized but unissued
Shares of the Trust, or any Series or Class thereof,  respectively,  which shall yield to the Trust or such  Series  or Class  not less than the net asset  value thereof,  in addition to any amount of applicable sales charge to be paid to the
Principal  Underwriter  or the selling  broker or dealer in connection  with the sale of such Shares,  at which price the Shares of the Trust,  or such Series or
Class, respectively, shall be offered for sale.

     (b) Subject to Article III, Section 6 hereof and the 1940 Act, the Board of
Trustees may prescribe and shall set forth in the Bylaws,  this  Declaration  of
Trust,  or in a  resolution  of the Board of  Trustees  such  bases and time for determining  the net asset value per Share of the Trust,  or any Series or Class thereof, or net income attributable to the Shares of the Trust, or any Series or
Class thereof,  or the declaration and payment of dividends and distributions on the  Shares  of the  Trust,  or any  Series  or Class  thereof,  as the Board of
Trustees may deem necessary or desirable,  and such dividends and  distributions may vary between the Classes to reflect differing allocations of the expenses of the Trust  between  such  Classes to such  extent and for such  purposes  as the
Trustees may deem  appropriate.  Any resolution  may set forth such  information directly in such resolution or by reference to, or approval of, another document
that  sets  forth  such  information,   including,   without   limitation,   any
registration   statement  of  the  Trust,  or  as  otherwise  provided  in  such resolution.  The Board of Trustees  may  delegate the power or duty to determine net asset value per Share of the Trust or any Series or Class thereof or the net income attributable to the Shares of the Trust or any Series or Class thereof to one or more  Trustees or officers of the Trust or to a custodian,  depositary or other agent appointed for such purpose.

     (c) The  Shareholders of the Trust, or any Series or Class if any, shall be entitled to receive dividends and distributions when, if, and as declared by the
Board of Trustees  with respect  thereto,  provided that with respect to Classes such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any Class may be set forth in a plan adopted by the Board of Trustees  and  amended,  from time to time,  pursuant to the 1940 Act. Dividends and distributions may be paid in cash, in kind,  or in Shares.  No Share shall have any priority or preference over any other Share of the Trust with  respect to  dividends  or  distributions paid in the ordinary course of business or distributions upon dissolution of the
Trust made pursuant to Article VIII, Section 1 hereof; provided, however, that

     (i)  if the Shares of the Trust are divided into Series  thereof,  no Share of a particular  Series shall have any priority or preference over any
          other  Share  of  the  same  Series  with   respect  to  dividends  or
          distributions paid in the ordinary course of business or distributions upon  dissolution  of the Trust or of such  Series  made  pursuant  to
          Article VIII, Section 1 hereof;

     (ii) if the Shares of the Trust are divided into Classes thereof,  no Share of a particular  Class shall have any priority or preference  over any
          other  Share  of  the  same  Class  with   respect  to   dividends  or
          distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

     (iii) if the Shares of a Series are divided into Classes thereof,  no Share of a  particular  Class of such  Series  shall  have any  priority  or preference  over any other Share of the same Class of such Series with respect to dividends or  distributions  paid in the ordinary course of business  or  distributions  upon  dissolution  of  such  Series  made pursuant to Article VIII, Section 1 hereof.

     (d) All  dividends  and  distributions  shall  be made  ratably  among  all
Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular  Class of a Series from the Trust  Property held with respect to the Trust, such Series, or such Class, respectively,  according to the number of
Shares  of the  Trust,  such  Series,  or  such  Class  held of  record  by such
Shareholders  on the record  date for any  dividend or  distribution;  provided, however, that

     (i)  if the  Shares of the Trust  are  divided  into  Series  thereof,  all
          dividends  and   distributions   from  the  Trust   Property  and,  if
          applicable,  held with respect to such Series shall be  distributed to each Series thereof according to the net asset value computed for such
          Series,  and  within  such  particular  Series,  shall be  distributed ratably to the  Shareholders of such Series according to the number of
          Shares  of such  Series  held of record  by such  Shareholders  on the record date for any dividend or distribution; and

     (ii) if the Shares of the Trust or of a Series  are  divided  into  Classes thereof,  all dividends and distributions from the Trust Property and, if applicable,  held with respect to the Trust or such Series shall be distributed  to each Class  thereof  according  to the net asset value computed for such Class,  and within such particular  Class,  shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such  Shareholders on the record date for any dividend or distribution.

     (e) Before payment of any dividend or distribution,  there may be set aside out of any funds of the Trust, or the applicable  Series thereof,  available for dividends or distributions such sum or sums as the Board of Trustees,  from time to time, in its absolute discretion,  may think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Trust, or any Series thereof,  or for such other lawful  purpose as the Board of Trustees  shall deem to be in the best interests of the Trust,  or the  applicable  Series,  as the case may be, and its or their
Shareholders.  The Board of Trustees  may abolish any such reserve in the manner in which the reserve was created.

     Section 2. Redemptions of Shares

     (a) Redemptions at the Option of a Shareholder.  Unless otherwise  provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended, from time to time:

     (i)  The Trust shall purchase such Shares as are offered by any Shareholder for  redemption  upon  the  presentation  of a  proper  instrument  of transfer,  together  with a request  directed to the Trust or a Person designated by the Trust that the Trust  purchase such Shares and/or in accordance  with such other  procedures for redemption as the Board of
          Trustees may authorize,  from time to time. If certificates  have been
          issued  to  a   Shareholder,   any  request  for  redemption  by  such
          Shareholder  must  be  accompanied  by  surrender  of any  outstanding certificate  or  certificates  for such  Shares in form for  transfer, together  with such proof of the  authenticity  of  signatures  as may reasonably be required on such Shares and  accompanied by proper stock transfer stamps, if applicable.

     (ii) The  Trust  shall pay for such  Shares  the net  asset  value  thereof
          (excluding any applicable  redemption fee or sales load) in accordance with this  Declaration of Trust,  the Bylaws,  the 1940 Act, and other applicable law.  Payments for Shares so redeemed by the Trust shall be made in cash,  except  payment for such  Shares,  at the option of the
          Board of Trustees or such officer or officers as it may duly authorize in its complete  discretion,  may be made in kind or partially in cash and  partially in kind.  In case of any payment in kind,  the Board of
          Trustees or its authorized  officers shall have absolute discretion as to what security or securities of the Trust or the  applicable  Series shall be  distributed  in kind and the  amount  of the  same;  and the securities  shall be valued for purposes of  distribution at the value at which they were  appraised in computing  the then current net asset value of the Shares,  provided that any Shareholder who legally cannot acquire  securities so  distributed  in kind shall receive cash to the extent permitted by the 1940 Act. Shareholders shall bear the expenses of in-kind  transactions,  including,  but not  limited  to,  transfer agency  fees,  custodian  fees,  and  costs  of  disposition  of  such securities.

     (iii) Payment by the Trust for such  redemption  of Shares shall be made by the Trust to the  Shareholder  within seven (7) days after the date on which the  redemption  request is  received in proper form and/or such other  procedures  authorized  by the Board of Trustees  are  complied with;  provided,  however,  that if  payment  shall be made other than exclusively  in cash,  any  securities to be delivered as part of such payment shall be delivered as promptly as any  necessary  transfers of such  securities  on the  books  of  the  several  corporations  whose securities are to be delivered  practicably can be made, which may not occur necessarily  within such seven- (7) day period. In no case shall the Trust be liable for any delay of any  corporation  or other Person in transferring securities selected for delivery as all or part of any payment in kind.

     (iv) The  obligations  of the  Trust  set  forth in this  Section  2(a) are subject to the  provision  that such  obligations  may be suspended or postponed  by the Board of  Trustees  (i) during any time the New York
          Stock  Exchange (the  "Exchange") is closed for other than weekends or holidays;  (ii) if  permitted by the rules of the  Commission,  during periods when trading on the  Exchange is  restricted;  or (iii) during any  National  Financial  Emergency.  The  Board of  Trustees,  in its
          discretion,  may declare  that the  suspension  relating to a National
          Financial Emergency shall terminate,  as the case may be, on the first business day on which the Exchange  shall have  reopened or the period specified  above shall have expired (as to which, in the absence of an official ruling by the Commission,  the  determination of the Board of
          Trustees shall be conclusive).

     (v)  The right of any  Shareholder  of the  Trust,  or any  Series or Class
          thereof,  to  receive  dividends  or  other  distributions  on  Shares redeemed and all other rights of such  Shareholder with respect to the
          Shares so redeemed,  except the right of such  Shareholder  to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

     (b)  Redemptions  at the Option of the  Trust.  Subject to the 1940 Act and
other  applicable  law,  the Trust shall have the right at its option and at any time, without the vote of the Shareholders,  to redeem Shares of any Shareholder at a price that meets the  requirements  of Section 22 of the 1940 Act,  and the rules and  regulations  adopted  thereunder  and that is in accordance  with the terms of this  Declaration of Trust, the Bylaws and other applicable law, and to authorize the closing of any Shareholder account, for any reason under terms and conditions set by the Board of Trustees,  including,  without limitation: (a) if at such time, such  Shareholder  owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Board of Trustees; or
(b) to the extent that such  Shareholder  owns Shares equal to or in excess of a percentage of the Shares determined from time to time by the Trustees.

     (c) Redemption Price. The redemption price may in any case or cases be paid wholly or partly in kind if the Board of Trustees  determines  that such payment is  advisable  in the  interest  of the Trust or the  applicable  Series and the remaining  Shareholders of the Trust or such Series,  as applicable.  Subject to the  foregoing,  the fair value,  selection  and quantity of securities or other property of the Trust or the  applicable  Series so paid or  delivered as all or part of the  redemption  price shall be determined by or under  authority of the
Board of  Trustees,  in its absolute  discretion.  In no case shall the Trust be liable  for any  delay  of any  corporation  or  other  Person  in  transferring securities or other property selected for delivery as all or part of any payment in kind.  The  securities  or other  property  shall be valued for  purposes  of distribution  at the value at which they were  appraised in  computing  the then current net asset value of the Shares, provided that any Shareholder who legally cannot acquire  securities or property so distributed in kind shall receive cash to the extent permitted by the 1940 Act. Shareholders shall bear the expenses of in-kind  transactions,  including,  but not limited to,  transfer  agency  fees, custodian fees, and costs of disposition of such securities.

     (d) Information  Regarding Ownership of Shares. Each Shareholder shall upon demand  disclose  to the Board of  Trustees  in writing  such  information  with respect  to direct and  indirect  ownership  of Shares as the Board of  Trustees deems necessary to comply with the  requirements  of any taxing  authority or to make any  determination in connection with a redemption by the Trust pursuant to this Section 2.

     Section 3. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of this Declaration of Trust and the Bylaws.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee,  officer,  employee, or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director,  officer, employee, or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust,  or other  enterprise;  "Proceeding"  means any threatened,  pending,  or
completed  action  or  proceeding,  whether  civil,  criminal,   administrative,
arbitral,  or  investigative;   and  "Expenses"  include,   without  limitation,
attorneys'  fees and any  expenses of  establishing  a right to  indemnification under this Article.

     (b) An Agent  shall be liable to the Trust and to any  Shareholder  for any act  or  omission  that  constitutes  a  bad  faith  violation  of  the  implied contractual  covenant  of good  faith and fair  dealing,  for such  Agent's  own willful misfeasance,  bad faith, gross negligence,  or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as
"Disqualifying Conduct"), and for nothing else.

     (c) Subject to subsection  (b) of this Section 1 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be liable personally to any Person,  other than the Trust or a Shareholder,  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission, or obligation of the Trust or any Trustee thereof.

     (e) Each  Trustee,  officer,  and  employee of the Trust shall be justified fully and completely in the performance of his or her duties, and protected with regard to any act or any failure to act  resulting  from  reliance in good faith upon the books of  account or other  records  of the  Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees, or by the  Investment  Adviser,  the  Principal  Underwriter,  any other  Agent, selected  dealers,  accountants,  appraisers,  or other  experts or  consultants reasonably  believed  by such  Trustee,  officer or  employee of the Trust to be within such Person's  professional or expert  competence,  regardless of whether such  counsel or expert may also be a Trustee.  The  officers  and  Trustees may obtain the advice of counsel or other  experts  with  respect to the meaning and operation of this  Declaration of Trust,  the Bylaws,  applicable law, and their respective  duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice,  records,  and/or reports,  and no inference  concerning  liability  shall arise from a failure to follow such advice, records, and/or reports. The officers and Trustees shall not be required to give any bond  hereunder  nor any surety if a bond is required by applicable law.

     (f) The failure to make timely  collection of dividends or interest,  or to take  timely  action with  respect to  entitlements,  on the Trust's  securities issued in emerging countries shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage  resulting  from the  imposition by any  government of exchange  control  restrictions  that might affect the  liquidity of the Trust's assets or from any war or political act of any foreign  government to which such assets  might be  exposed,  except,  in the case of a Trustee  or  officer,  for liability resulting from such Trustee's or officer's Disqualifying Conduct.

     (g) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent, whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,  fines,  settlements,  and  other  amounts  actually  and reasonably  incurred in connection  with such Proceeding if such Person acted in good faith, or in the case of a criminal proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding  by  judgment,  order,  settlement,   conviction,  or  plea  of  nolo
contendere or its equivalent  shall not of itself create a presumption  that the
Person  did not act in good faith or that the  Person  had  reasonable  cause to believe that the Person's conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue, or matter as to which that Person shall have been adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the  Agent is  proper  in the  circumstances  by (i) a final decision on the merits by a court or other body before whom the  proceeding  was brought  that the Agent  was not  liable  by  reason  of  Disqualifying  Conduct
(including,  but not  limited  to,  dismissal  of  either a court  action  or an administrative proceeding against the Agent for insufficiency of evidence of any
Disqualifying  Conduct); or (ii) in the absence of such a decision, a reasonable determination,  based upon a review of the facts,  that the Agent was not liable by reason of Disqualifying Conduct, by (A) the vote of a majority of a quorum of the  Trustees  who are not (x)  "interested  persons" of the Trust as defined in
Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding,  or (z) parties who have any economic or other  interest in  connection  with such specific case
(the "disinterested,  non-party Trustees"),  or (B) by independent legal counsel in a written opinion.

     (d) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified  as authorized in this Article,  provided that at least one of the following  conditions  for the  advancement of expenses is met:
(i) the Agent shall provide a security for his undertaking; (ii) the Trust shall be insured against losses arising by reason of any lawful  advances;  or (iii) a majority of a quorum of the disinterested non-party Trustees of the Trust, or an independent  legal counsel in a written  opinion,  shall  determine,  based on a review of readily  available  facts (as opposed to a full  trial-type  inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.

     (e) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

     (f)  Fiduciaries of Employee  Benefit Plan.  This Article does not apply to any Proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the  Trust as  defined  in  Section  1 of this  Article.
Nothing  contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager, or other fiduciary may be entitled by contract or  otherwise  which shall be  enforceable  to the extent  permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative Actions. In addition to the requirements set forth in
Section 3816 of the DSTA, a Shareholder may bring a derivative  action on behalf of the Trust only if the following conditions are met:

     (a) The  Shareholder or  Shareholders  must make a pre-suit demand upon the
Board of  Trustees  to bring the  subject  action  unless an effort to cause the
Board of Trustees to bring such an action is not likely to succeed. For purposes of this  Section 4, a demand on the Board of  Trustees  shall only be deemed not likely to succeed and therefore  excused if a majority of the Board of Trustees, or a  majority  of any  committee  established  to  consider  the merits of such action, is composed of Trustees who are not "independent trustees" (as such term is defined in the DSTA).

     (b) Unless a demand is not required under  paragraph (a) of this Section 4,
Shareholders eligible to bring such derivative action under the DSTA who hold at least 10% of the  outstanding  Shares of the  Trust,  or 10% of the  outstanding
Shares of the Series or Class to which such  action  relates,  shall join in the request for the Board of Trustees to commence such action; and

     (c) Unless a demand is not required under  paragraph (a) of this Section 4, the Board of Trustees  must be afforded a reasonable  amount of time to consider such  Shareholder  request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking  by the  Shareholders making such request to reimburse  the Trust for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action.

     For  purposes  of this  Section 4, the Board of  Trustees  may  designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are "independent  trustees" (as such term in defined in the DSTA).

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

     (a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust cast,  or (ii) at the  discretion  of the Board of Trustees either (A) at any time there are no Shares  outstanding of the Trust, or (B) upon prior written notice to the Shareholders of the Trust; or

     (b) With respect to a particular  Series,  (i) upon the vote of the holders of not less than a majority  of the Shares of such Series  cast,  or (ii) at the discretion  of the Board of Trustees  either (A) at any time there are no Shares outstanding of such Series, or (B) upon prior written notice to the Shareholders of such Series; or

     (c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

     (d) With respect to any Series,  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees (in accordance with Section 3808 of the DSTA) shall pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent, conditional, or unmatured claims and obligations known to the Trust, and all  claims  and  obligations  that are known to the Trust but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including, without limitation, cash, securities, or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  Classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash, securities,  or any combination thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each Class of the Trust or such  Series  according  to the net asset value  computed  for such
Class,  and within such particular  Class,  shall be distributed  ratably to the
Shareholders  of such Class according to the number of Shares of such Class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the  completion of the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one Trustee shall execute and  cause to be filed a  certificate  of  cancellation  with the  office of the
Secretary of State of the State of Delaware,  in accordance  with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state of the United  States,  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required by the 1940 Act;  provided,  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the Shareholders of such merger or consolidation. By reference to  Section  3815(f)  of the DSTA,  any  agreement  of  merger or  consolidation approved in  accordance  with this Section 2(a) may effect any amendment to this
Declaration  of Trust or the Bylaws or effect the  adoption  of a new  governing instrument  without a Shareholder  vote,  unless required by the 1940 Act or any other provision of this Declaration of Trust or the Bylaws,  if the Trust is the
surviving   or  resulting   statutory  or  business   trust  in  the  merger  or
consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or  consolidation.  In all respects not governed  by the  DSTA,  the 1940 Act,  or other  applicable  law,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate  to  accomplish a merger or  consolidation,  including  the power to create one or more  separate  statutory  or business  trusts to which all or any part  of the  assets,  liabilities,  profits,  or  losses  of the  Trust  may be transferred  and to  provide  for  the  conversion  of  Shares  into  beneficial interests  in  such  separate  statutory  or  business  trust  or  trusts.  Upon completion  of the merger or  consolidation,  if the Trust is the  surviving  or resulting  statutory or business trust,  any one Trustee shall execute and cause to be filed a certificate of merger or  consolidation in accordance with Section
3815 of the DSTA.

     (b)  Conversion.  The  Board  of  Trustees,  by vote of a  majority  of the
Trustees,  may cause (i) the Trust to convert to an "other business  entity" (as defined in Section 3801 of the DSTA)  formed or organized  under the laws of the
State of Delaware,  as permitted  pursuant to Section 3821 of the DSTA; (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another statutory or business trust (or series thereof) created pursuant to this
Section 2 of this Article  VIII;  or (iii) the Shares to be  exchanged  under or pursuant to any state or federal  statute to the extent  permitted  by law.  Any such statutory conversion, Share conversion, or Share exchange shall not require the vote of the  Shareholders  unless  such  vote is  required  by the 1940 Act;
provided, however, that the Board of Trustees shall provide at least thirty (30)
days' prior written notice to the Shareholders of the Trust of any conversion of
Shares of the Trust pursuant to Subsections  (b)(i) or (b)(ii) of this Section 2 or  exchange  of Shares of the Trust  pursuant  to  Subsection  (b)(iii) of this
Section  2,  and  at  least  thirty  (30)  days'  prior  written  notice  to the
Shareholders  of a particular  Series of any conversion of Shares of such Series pursuant to  Subsection  (b)(ii) of this Section 2 or exchange of Shares of such
Series  pursuant to  Subsection  (b)(iii) of this Section 2. In all respects not governed  by the  DSTA,  the 1940 Act,  or other  applicable  law,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate to accomplish a statutory  conversion,  Share  conversion,  or Share exchange,  including  the  power to create  one or more  separate  statutory  or business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust may be  transferred  and to provide  for the  conversion  of
Shares of the Trust or any Series  thereof  into  beneficial  interests  in such separate statutory or business trust or trusts (or series thereof).

     (c) Reorganization or Sale of Assets.  The Board of Trustees,  by vote of a majority of the Trustees,  may cause the Trust to sell, convey, and transfer all or substantially  all of the assets of the Trust ("sale of Trust assets") or all or substantially all of the assets associated with any one or more Series ("sale of such  Series'  assets")  to  another  trust,  statutory  or  business  trust, partnership,  limited partnership,  limited liability company,  corporation,  or other  association  organized  under  the laws of any  state,  or to one or more separate  series thereof,  or to the Trust to be held as assets  associated with one or more other Series of the Trust,  in exchange for cash,  shares,  or other securities (including,  without limitation, in the case of a transfer to another
Series of the Trust,  Shares of such other  Series) with such sale,  conveyance, and  transfer  either (i) being made  subject to or with the  assumption  by the transferee  of the  liabilities  associated  with the  Trust or the  liabilities associated  with  the  Series,  the  assets  of  which  are so  transferred,  as applicable, or (ii) not being made subject to or not with the assumption of such liabilities.  Any such sale, conveyance, and transfer shall not require the vote of the  Shareholders  unless such vote is  required  by the 1940 Act;  provided, however,  that the Board of Trustees  shall  provide at least  thirty (30) days'
prior written notice to the  Shareholders of the Trust of any such sale of Trust assets,  and at least thirty (30) days' prior written notice to the Shareholders of a particular  Series of any sale of such Series' assets.  Following such sale of Trust assets,  the Board of Trustees shall distribute such cash,  shares,  or other securities  ratably among the Shareholders of the Trust (giving due effect to the assets and liabilities  associated with and any other  differences  among the  various  Series,  the  assets  associated  with  which  have  been so sold, conveyed,  and transferred,  and due effect to the differences among the various
Classes within each such Series).  Following a sale of such Series' assets,  the
Board of  Trustees  shall  distribute  such cash,  shares,  or other  securities ratably  among  the  Shareholders  of such  Series  (giving  due  effect  to the differences  among the various  Classes within each such Series).  If all of the assets of the Trust  have been so sold,  conveyed,  and  transferred,  the Trust shall be  dissolved;  and if all of the  assets  of a Series  have been so sold, conveyed,  and  transferred,  such  Series  and the  Classes  thereof  shall  be dissolved.  In all  respects  not  governed by the DSTA,  the 1940 Act, or other applicable  law,  the  Board  of  Trustees  shall  have the  power to  prescribe
additional   procedures  necessary  or  appropriate  to  accomplish  such  sale, conveyance,  and  transfer,  including  the power to create one or more separate statutory  or  business  trusts  to  which  all  or  any  part  of  the  assets, liabilities,  profits,  or losses of the Trust may be transferred and to provide for the  conversion  of  Shares  into  beneficial  interests  in  such  separate statutory or business trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund rather than making  investments  in  securities  directly)  and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to appraisal rights or to any other relief as a  dissenting  Shareholder  in respect of any proposal or action  involving  the
Trust or any Series or any Class thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or  amended  at any time by an  instrument  in  writing  signed  by, or by a resolution  of the Board  approved  by, not less than a majority of the Board of
Trustees and, to the extent  required by this  Declaration  of Trust or the 1940
Act,  by approval of such  amendment  by the  Shareholders  in  accordance  with
Article III, Section 6 hereof and Article V hereof.  Any such restatement hereof and/or  amendment  hereto  shall be effective  immediately  upon  execution  and approval  or upon  such  future  date and  time as may be  stated  therein.  The
Certificate  of Trust shall be restated  and/or amended at any time by the Board of Trustees,  without Shareholder  approval, to correct any inaccuracy contained therein. Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one Trustee and shall be effective  immediately upon its filing  with the office of the  Secretary  of State of the State of  Delaware or
upon such future date as may be stated therein.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions of similar  effect to "herein,"  "hereof," and
"hereunder"  shall be deemed to refer to this  instrument as so restated  and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction, or effect of this instrument.  Whenever the singular number is used herein,  the same shall include the plural, and the neuter,  masculine,  and feminine genders shall  include each other,  as  applicable.  Any  references  herein to specific sections of the DSTA,  the Code, or the 1940 Act shall refer to such sections as amended,  from time to time, or any successor sections thereof. This Declaration of Trust may be executed in any number of  counterparts,  each of which shall be deemed an original.  To the extent  permitted by the 1940 Act, (a) any document, consent,  instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws  that is to be executed  by one or more  Trustees  may be executed by means of original,  facsimile or  electronic  signature  and (b) any document,  consent,  instrument or notice  referenced in or contemplated by this
Declaration  of  Trust  or the  Bylaws  that is to be  delivered  by one or more
Trustees may be delivered by facsimile or electronic means  (including  e-mail), unless, in the case of either clause (a) or (b),  otherwise  expressly  provided herein  or in the  Bylaws or  determined  by the  Board of  Trustees.  The terms
"include,"  "includes" and "including" and any comparable  terms shall be deemed to mean "including, without limitation."

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code;
provided,  that,  all matters  relating to or in connection  with the conduct of
Shareholders'  and Trustees'  meetings  (excluding,  however,  the Shareholders'
right  to  vote),  including,  without  limitation,  matters  relating  to or in connection with record dates,  notices to Shareholders or Trustees,  nominations and elections of Trustees,  voting by, and the validity of, Shareholder proxies, quorum requirements, meeting adjournments, meeting postponements and inspectors, which are not specifically addressed in this Declaration of Trust, in the Bylaws or in the DSTA  (other  than DSTA  Section  3809),  or as to which an  ambiguity exists, shall be governed by the DGCL, and judicial interpretations  thereunder, as if the Trust were a Delaware corporation,  the Shareholders were shareholders of such Delaware  corporation  and the Trustees were  directors of such Delaware corporation;  provided,  further, however, that there shall not be applicable to the  Trust,  the  Trustees,  the  Shareholders  or any  other  Person or to this
Declaration of Trust or the Bylaws (a) the provisions of Sections 3533, 3540 and
3583(a)  of  Title 12 of the  Delaware  Code or (b) any  provisions  of the laws
(statutory or common) of the State of Delaware (other than the DSTA)  pertaining to  trusts  which  relate  to or  regulate  (i) the  filing  with  any  court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,  (ii)  affirmative  requirements to post bonds for trustees,  officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal  property,  (iv) fees or other sums payable to  trustees,  officers, agents or employees of a trust,  (v) the allocation of receipts and expenditures to income or principal,  (vi)  restrictions  or limitations  on the  permissible nature, amount or concentration of trust investments or requirements relating to the titling,  storage or other manner of holding of trust  assets,  or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification,  acts or powers of trustees or other Persons,  which are inconsistent  with the  limitations of liabilities or authorities  and powers of the  Trustees  or  officers  of the  Trust  set  forth  or  referenced  in  this
Declaration  of Trust or the  Bylaws.  The Trust  shall be a Delaware  statutory trust pursuant to the DSTA,  and without  limiting the  provisions  hereof,  the
Trust may exercise all powers that are ordinarily  exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association,  except  as  specifically  provided  for U.S.  federal  income  tax purposes  pursuant  to  Article  III,  Section  5(a) and  Section 6 herein or by resolution of the Board of Trustees.

     Section  5. Use of the Name  "Genworth."  The Board of  Trustees  expressly agrees  and  acknowledges  that the name  "Genworth"  is the  sole  property  of
Genworth Financial,  Inc. or its Affiliates (together "Genworth").  Genworth has granted  to the Trust a  non-exclusive  license  to use such name as part of the name of the Trust and of any Series now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be  terminated by Genworth if the Trust ceases to use Genworth or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of Genworth for such purposes.  In such event, the  nonexclusive  license may be revoked by Genworth and the Trust shall cease using the name  "Genworth," or any name  misleadingly  implying a  continuing  relationship  between  the Trust and
Genworth  or any of its  Affiliates,  as  part  of  its  name  unless  otherwise consented to by Genworth or any successor to its interests in such names.

     The  Board of  Trustees  further  understands  and  agrees  that so long as
Genworth  and/or any future  advisory  Affiliate of Genworth  shall  continue to serve as the Trust's  Investment  Adviser,  other registered open- or closed-end investment companies ("funds") as may be sponsored or advised by Genworth or its
Affiliates  shall  have  the  right  permanently  to  adopt  and to use the name
"Genworth"  in their  names and in the names of any series or Class of shares of such funds.

     IN WITNESS WHEREOF, the Trustees of GENWORTH VARIABLE INSURANCE TRUST named below do hereby make and enter into this  Agreement and  Declaration of Trust as of the date first written above.

Gurinder S. Ahluwalia, Trustee

Geoffrey S. Stiff, Trustee

David M. Dunford, Trustee

Paul S. Feinberg, Trustee

John A. Fibiger, Trustee